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                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

                               OFFER TO EXCHANGE

     CLASS A VOTING MEMBERSHIP INTERESTS IN DELTA FUNDING RESIDUAL EXCHANGE
                                 COMPANY, LLC,

            COMMON STOCK OF DELTA FUNDING RESIDUAL MANAGEMENT, INC.,

                                      AND

            SERIES A PREFERRED STOCK OF DELTA FINANCIAL CORPORATION

                                      FOR

                           ALL ISSUED AND OUTSTANDING
                          9 1/2% SENIOR NOTES DUE 2004
                                      AND
                      9 1/2% SENIOR SECURED NOTES DUE 2004
                                       OF
                          DELTA FINANCIAL CORPORATION


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON AUGUST 20, 2001, UNLESS EXTENDED OR EARLIER TERMINATED. HOLDERS OF NOTES (AS DEFINED BELOW) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER (AS DEFINED BELOW).


                                                                  July 23, 2001

TO OUR CLIENTS:

   Delta Funding Residual Exchange Company, LLC, a Delaware limited liability company ("Delta"), is offering, subject to the terms and conditions set forth in the enclosed prospectus dated July 23, 2001 (the "Prospectus") and the accompanying letter of transmittal and consent dated July 23, 2001 (the "Letter of Transmittal and Consent" and, together with the Prospectus, the "Exchange Offer"), to issue up to 150,000 Class A Voting Membership Interests (the "Membership Interests") in Delta and deliver up to 150,000 shares of common stock (the "Common Stock") of Delta Funding Residual Management, Inc. (the "Delta Managing Member") and up to 150,000 shares of Series A Preferred Stock (the "Preferred Stock") of Delta Financial Corporation ("DFC"), in exchange for the entire aggregate principal amount of DFC's outstanding 9 1/2% Senior Notes due 2004 (the "Senior Notes") and 9 1/2% Senior Secured Notes due 2004 (the "Senior Secured Notes" and, collectively with the Senior Notes, the "Notes"). Subject to the terms and conditions of the Exchange Offer, Delta will issue one Membership Interest and deliver one share of Common Stock and one share of Preferred Stock for each $1,000 principal amount Note that is properly tendered and not withdrawn pursuant to the Exchange Offer. In addition, as part of the Exchange Offer, Delta is soliciting consents from the holders of the Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture governing the Senior Secured Notes. Holders desiring to accept the Exchange Offer must also consent to the Proposed Amendments.

   Holders of Notes that participate in the Exchange Offer will release and waive any and all claims or causes of action arising out of such holder's ownership of the Notes that such holder may have against DFC, Delta, the Delta Managing Member or any of their respective subsidiaries or affiliates, and all of their

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respective stockholders, members, directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former.

   The Exchange Offer is subject to the satisfaction or waiver of certain conditions that are described in the Prospectus under the caption "The Exchange Offer--Conditions to the Exchange Offer."

   These materials are being forwarded to you as the beneficial owner of the Notes held by us for your account but not registered in your name. A TENDER OF THE NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Notes held by us for your account and to consent to the Proposed Amendments, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal and Consent.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on August 20, 2001, unless the Exchange Offer is extended. Any Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer or at any time after August 31, 2001 if Delta has not accepted the tendered Notes for exchange and you have not received the Membership Interests, Common Stock and Preferred Stock in exchange by that date.

   Your attention is directed to the following:

   1. The Exchange Offer is for any and all Notes.

   2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption "The Exchange Offer--Conditions to the Exchange Offer."

   3. Any transfer taxes incident to the transfer of Notes from the holder to Delta will be paid by Delta, except as otherwise provided in Instruction 4 of the Letter of Transmittal and Consent.

   If you wish to have us tender your Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL AND CONSENT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER NOTES.


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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER


   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Delta Funding Residual Exchange Company, LLC with respect to the 9 1/2% Senior Notes due 2004 and 9 1/2% Senior Secured Notes due 2004 of Delta Financial Corporation ("DFC").

   This will instruct you to tender the Notes held by you for the account of the undersigned, to consent to the Proposed Amendments and to release and waive any and all claims against DFC, Delta, the Delta Managing Member or any of their respective subsidiaries or affiliates, and all of their respective stockholders, members, directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, except for claims under the federal securities laws, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal and Consent.

   Please tender the Notes held by you for my account and consent to the Proposed Amendments as indicated below:

               9 1/2% Senior Notes due 2004
               $____________ (Aggregate Principal Amount)

               9 1/2% Senior Secured Notes due 2004
               $____________ (Aggregate Principal Amount)


               |_|  Please do not tender any Notes held by you for my account.

               Dated:_____________, 2001

Signature(s):___________________________________________________________________


Print Name(s) here:_____________________________________________________________


Print Address(es):______________________________________________________________


Area Code and Telephone Number(s):______________________________________________


Tax Identification or Social Security Number(s):________________________________


Your Account Number:____________________________________________________________


NONE OF THE NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE NOTES HELD BY US FOR YOUR ACCOUNT.


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